CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Bernard, Allan & Edwards, Inc.
1016 Shore Acres Drive
Leesburg, Florida 34748

We consent to the use in this Registration Statement on Form SB-2/A2 of our report dated January 30, 2001, relating to the financial statements of Bernard, Allan & Edwards, Inc. and to the reference of our firm under the heading "Experts."

/s/  Larry Legel  C.P.A.

larry Legel,  C.P.A.
5100 N. Federal Highway, Suite 409
Ft. Lauderdale, Florida 33308
January  14,  2002